Exhibit 99.1

Sanuwave announces Q1 2023 financial results

SANUWAVE Health, Inc.
EDEN PRAIRIE, MN, May 12, 2023

SANUWAVE Health, Inc. (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced 1st quarter 2023 results.

For the three-months ended March 31, 2023:

•	Revenues increased 18% to $3.8 million for Q1 2023 versus $3.2 million for the same period last year. This growth falls within the guidance range of 14-20%, provided on the prior conference call.

•	UltraMist® systems sold increased 12% to 28 for Q1 2023, versus 25 systems for the same period last year.

•	UltraMist® applicator cases sold increased 18% to 3,641, versus 3,093 applicator cases for the same period last year.

•	Gross margin as a percentage of revenue decreased for the three months ended March 31, 2023, to 67% from 72% for the same period last year.

•	Operating loss totaled $2.0 million for the three months ended March 31, 2023, which was flat compared to the same period last year.

•	We anticipate second quarter revenue growth to fall within a range of 15-25%.

Mr. Kevin Richardson, CEO, stated, “We are very pleased with the strong interest we observed from customers at the three conferences we attended.  The Third Annual Leaders in Wound Healing Conference in New Orleans, the Symposium on Advanced Wood Care Spring (SAWC Spring) in National Harbor, MD, and EWMA 2023 Symposium in Milan, Italy. These conferences were an ideal platform for us to showcase our innovative non-invasive, regenerative medicine solutions for the treatment of chronic wounds.

SANUWAVE Health is committed to advancing the field of regenerative medicine and improving patient care. The company's groundbreaking technology has been shown to accelerate the healing of chronic wounds, leading to improved patient outcomes and reduced healthcare costs."

Subsequent to the end of the quarter, the company raised an additional approximately $1.2 million in order to maximize flexibility around sales hiring and inventory build.  Terms were consistent with the previous financing. This cash is not reflected in the Q1 statements.

Guidance

The Company has continued to have constrained inventory supply during Q1 2023. Despite this, we anticipate revenue growth of approximately 15% to 25% during Q2 2023, compared to Q2 2022. The company believes that supply is further improving and that we will observe continued increase in revenue growth in Q2 2023.

As previously announced a business update will occur via conference call on May 12, 2022.  Materials for the conference call at 9:00 a.m. EST are included on the company website, www.sanuwave.com/investors.

Telephone access is available by dialing the following numbers:

Conference ID: 13738852

Toll-Free: 1-877-407-0784

Toll/International: 1-201-689-8560

A replay will be available through May 26, shortly after conclusion of the event.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:
Kevin Richardson, II
Chief Executive Officer
Investors@Sanuwave.com

PART I -- FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$106	$1,153
Accounts receivable, net of allowance of $1.2 and $1.0 million, respectively	2,969	4,029
Inventory	1,071	868
Prepaid expenses and other current assets	371	570
Total Current Assets	4,517	6,620
Property, Equipment and Other, net	758	856
Intangible Assets, net	4,962	5,137
Goodwill	7,260	7,260
Total Non-current Assets	12,980	13,253
Total Assets	$17,497	$19,873

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$14,996	$14,416
Convertible promissory notes payable	16,953	16,713
Convertible promissory notes payable, related parties	7,614	7,409
Accounts payable	5,264	4,400
Accrued expenses	8,550	8,512
Due under factoring ageement	1,631	2,130
Warrant liability	9,264	1,416
Accrued interest	4,981	4,052
Accrued interest, related parties	1,081	788
Current portion of contract liabilities	62	60
Other	255	291
Total Current Liabilities	70,651	60,187
Non-current Liabilities
Lease liabilities	384	438
Contract liabilities	225	230
Deferred tax liability	28	28
Total Non-currrent Liabilities	637	696
Total Liabilities	$71,288	$60,883

Commitments and Contingencies (Footnote 11)

STOCKHOLDERS' DEFICIT

Preferred Stock, par value $0.001, 5,000,000 shares authorized;
6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D no shares issued and outstanding at March 31, 2023 and December 31, 2022	$-	$-
Common Stock, par value $0.001, 2,500,000,000 shares authorized; 555,637,651 and 548,737,651 issued and outstanding at March 31, 2023 December 31, 2022, respectively	556	549
Additional Paid-in Capital	153,046	152,750
Accumulated Deficit	(207,322)	(194,242)
Accumulated Other Comprehensive Loss	(71)	(67)
Total Stockholders' Deficit	(53,791)	(41,010)
Total Liabilities and Stockholders' Deficit	$17,497	$19,873

The accompanying notes to condensed consolidated financial statement are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(In thousands, except share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$3,775	$3,195
Cost of Revenues	1,262	889
Gross Margin	2,513	2,306

Operating Expenses:
General and administrative	2,759	2,205
Selling and marketing	1,412	1,715
Research and development	131	166
Depreciation and amortization	189	176
Total Operating Expenses	4,491	4,262

Operating Loss	(1,978)	(1,956)

Other Income (Expense):
Interest expense	(3,512)	(3,136)
Interest expense, related party	(766)	(56)
Change in fair value of derivative liabilities	(6,797)	3,482
Loss on issuance of debt	-	(3,434)
Other expense	(27)	-
Gain / (loss) on foreign currency exchange	-	(1)
Total Other Expense	(11,102)	(3,145)

Net Loss before Income Taxes	(13,080)	(5,101)

Provision for Income Taxes	-	-

Net Loss	(13,080)	(5,101)

Other Comprehensive Loss
Foreign currency translation adjustments	(4)	-

Total Comprehensive Loss	$(13,084)	$(5,101)

Loss per Share:
Basic and Diluted	$(0.02)	$(0.01)
Weighted average shares outstanding, basic and diluted	575,028,811	525,414,534

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(UNAUDITED)
(In thousands, except share data)

Three Months Ended March 31, 2023
	Preferred Stock		Common Stock
	Number of Shares Issued and		Number of Shares Issued and		Additional Paid-	Accumulated	Accumulated Other Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of December 31, 2022	-	$-	548,737,651	$549	$152,750	$(194,242)	$(67)	$(41,010)
Shares issued for services	-	-	6,900,000	7	296	-		303
Net loss	-	-	-	-	-	(13,080)	-	(13,080)
Foreign currency translation adjustment	-	-	-	-	-	-	(4)	(4)

Balances as of March 31, 2023	-	$-	555,637,651	$556	$153,046	$(207,322)	$(71)	$(53,791)

Three Months Ended March 31, 2022
	Preferred Stock		Common Stock
	Number of Shares Issued and		Number of Shares Issued and		Additional Paid-	Accumulated	Accumulated Other Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of December 31, 2021	-	$-	481,619,621	$482	$144,582	$(183,949)	$(73)	$(38,958)
Cashless warrant exercise	-	-	14,000,000	14	2,152	-	-	2,166
Warrant exercise	-	-	909,091	1	99	-	-	100
Shares issued in conjunction with Note Payable	-	-	20,666,993	20	3,700	-	-	3,720
Net loss	-	-	-	-	-	(5,101)	-	(5,101)
Foreign currency translation adjustment	-	-	-	-	-	-	6	6

Balances as of March 31, 2022	-	$-	517,195,705	$517	$150,533	$(189,050)	$(67)	$(38,067)

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows - Operating Acivities:
Net loss	$(13,080)	$(5,101)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and Amortization	259	191
Bad debt expense	156	-
Change in fair value of derivative liabilities	6,797	(3,482)
Loss on issuance of debt	-	3,434
Amortization of debt issuance costs and original issue discount	1,931	889
Accrued interest	1,365	667
Changes in operating assets and liabilities
Accounts receivable - trade	906	804
Inventory	(203)	39
Prepaid expenses and other assets	195	4
Accounts payable	864	(866)
Accrued expenses	450	444
Contract liabilties	(11)	(155)
Net Cash Used in Operating Activities	(371)	(3,132)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	-	360
Purchase of property and equipment	(18)	-
Net Cash Flows Provided by (Used in) Investing Activities	(18)	360

Cash Flows - Financing Activities
Proceeds from senior promissory notes	-	2,940
Payments to factoring agent, net	(610)	(505)
Proceeds from warrant exercises	-	100
Payments of principal on finance leases	(44)	(65)
Net Cash Flows Provided by Financing Activities	(654)	2,470

Effect of Exchange Rates on Cash	(4)	(4)

Net Change in Cash During Period	(1,047)	(306)

Cash at Beginning of Period	1,153	619
Cash at End of Period	$106	$313

Supplemental Information:
Cash paid for interest	$908	$574

Non-cash Investing and Financing Activities:
Reclassification of warrant liability due to cashless warrant exercise	$-	$2,167
Warrants issued in conjunction with senior secured promissory note payable	-	2,654
Common shares issued in conjunction with senior secured promissory note payable	-	3,720
Common shares issued for advisory shares	302	-

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.